Exhibit 32.1

Certification Pursuant to
18 U.S.C. §1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Brown Shoe Company, Inc. (the “Registrant”) on Form 10-K for the year ended February 3, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Ronald A. Fromm, Chairman and Chief Executive Officer of the Registrant, and Mark E. Hood, Senior Vice President and Chief Financial Officer of the Registrant, certify, to the best of our knowledge, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Ronald A. Fromm
Ronald A. Fromm
Chairman and Chief Executive Officer
Brown Shoe Company, Inc.
April 3, 2007

/s/ Mark E. Hood
Mark E. Hood
Senior Vice President and Chief Financial Officer
Brown Shoe Company, Inc.
April 3, 2007